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TOUCH-TONE TELEPHONE VOTING SCRIPT

“Annual Meeting. ”

MEETING DATE:  Tuesday, January 13, 2009

WHEN CONNECTED TO THE TOLL-FREE NUMBER 1-866-241-6192, THE SHAREHOLDER WILL HEAR:

“Welcome! Please enter the number located in the shaded box on your proxy card.”

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:

To proceed, please enter the 8 digit code located in the non-shaded box on your proxy card

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:

“This is the automated telephone voting site for the Annual Meeting of Shareholders of The Hartford Income Shares Fund, Inc.”

“To vote as the BOARD RECOMMENDS ON ALL PROPOSALS, press 1 now.”

“To vote on EACH PROPOSAL SEPARATELY, press 0 now.”

OPTION 1:  IF VOTING AS THE BOARD RECOMMENDS:

IF THE SHAREHOLDER PRESSES 1, HE/SHE WILL HEAR:

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 1, TO HEAR THE VOTES, HE/SHE WILL HEAR:

“Your vote will be saved automatically should you decide to hang up during vote playback.”

“Your vote has been cast as follows, “You have voted AS THE BOARD RECOMMENDED.”

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 2, TO CANCEL THE VOTES, HE/SHE WILL HEAR:

“Your vote has been canceled.”      “To enter another vote, press 1 now.”     “To end this call, press 0 now.”

IF THE SHAREHOLDER PRESSES 3, TO SAVE THE VOTES, HE/SHE WILL HEAR:

“Your vote has been saved.”         “To enter another vote, press 1 now.”      “To end this call press 0 now.”

If the shareholder elects to vote another proxy, he/she is returned to the above speech

“PLEASE ENTER THE NUMBER”.

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:

“Thank you for voting.”

OPTION 2:  IF THE SHAREHOLDER OPTS TO VOTE ON EACH PROPOSAL SEPARATELY:

“Proposal 1:	To vote FOR ALL nominees, press 1.	To WITHHOLD from all nominees, press 9.
To WITHHOLD FROM AN INDIVIDUAL nominee press 0.”

IF THE SHAREHOLDER PRESSES 0, TO WITHHOLD FROM AN INDIVIDUAL NOMINEE, HE/SHE WILL HEAR:

“To enter a vote to withhold from an individual nominee, enter the two digit number that appears next to the nominee you do not wish to vote for.”

“Press 0, if you have completed voting on nominees”

AFTER THE SHAREHOLDER ENTERS THE FIRST NOMINEE NUMBER, HE/SHE HEARS:

“Press 1 to WITHHOLD from another nominee, or press 0 if you have completed voting on the nominees.”

IF THE SHAREHOLDER PRESSES 0 AND HAS NOT ENTERED ANY NOMINEE NUMBERS, HE/SHE WILL HEAR:

“Since no nominee numbers have been entered your vote has been cast to vote FOR ALL NOMINEES”

“Proposal 2:	To vote FOR press 1.	To vote AGAINST press 9.	To ABSTAIN press 0.”

WHEN THE SHAREHOLDER HAS COMPLETED VOTING ON ALL PROPOSALS, HE/SHE WILL HEAR:

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 1, TO HEAR THE VOTES, HE/SHE WILL HEAR:

“Your vote will be saved automatically should you decide to hang up during vote playback.”

“Your vote has been cast as follows (vote for each proposal(s) and or holding(s) are given).”

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 2, TO CANCEL THE VOTES, HE/SHE WILL HEAR:

“Your vote has been canceled.”      “To enter another vote, press 1 now.”     “To end this call, press 0 now.”

IF THE SHAREHOLDER PRESSES 3, TO SAVE THE VOTES, HE/SHE WILL HEAR:

“Your vote has been saved.”         “To enter another vote, press 1 now.”      “To end this call press 0 now.”

If the shareholder elects to vote another proxy, he/she is returned to the above speech

“PLEASE ENTER THE NUMBER”.

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:

“Thank you for voting.”

Call is terminated.